PEAC SOLUTIONS

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT

This Business Loan and Security Agreement Supplement is part of and incorporated by reference into the Business Loan and Security Agreement. Borrower should keep this important legal document for Borrower's records.

BORROWER INFORMATION

Borrower:	INFINITE GROUP, INC.
Lender:	**WebBank**
Funding Provided: Amount of Loan less Origination Fee	$150,000.00 This is the how much funding WebBank will provide.
Disbursement Amount:	$147,000.00 This is the amount of Funding Provided less payoffs.
Amount of Loan:	$150,000.00
Total Repayment Amount: Amount of Loan plus interest	$199,500.00
Total Cost of Loan:	$199,500.00
Weekly Payment Amount & Payment Schedule:	78 payments of $2,557.69 due **via ACH** on the Borrower's assigned due date of each calendar week (or, if such day is not a Business Day, the immediately succeeding Business Day) (the "Weekly Payment Amount"). The Borrower shall be informed of the first Weekly Payment Amount due date prior to or immediately following the date the Disbursement Amount is disbursed. "Business Day" means any Monday through Friday, except for Federal Reserve holidays.
Fees:	Origination Fee: $3,000.00 Returned Payment Fee: $30 Late Fee: 15% of the sum of all Weekly Payment Amounts due but unpaid as of the last day of the month.
Prepayment Discount Percentage:	This Loan may not be prepaid except as follows: a "Prepayment Discount Percentage" of 30% will apply with respect to this Business Loan and Security Agreement to the extent that Borrower prepays the Business Loan and Security Agreement in whole pursuant to Section 6 of the Business Loan and Security Agreement, excluding refinancing from another lender.
Renewals:	Remaining unpaid interest on this Loan will be eligible to be forgiven by Lender if Borrower is current on its scheduled payments with respect to this Loan and, while this Loan is outstanding, Borrower enters into a business loan and security agreement for a new qualifying term loan with Lender, a portion of the proceeds of which is used to repay this Loan in full.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT
To help the government fight the funding of terrorism and laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.
What this means for you: *When you open an account, we will ask for your name, address, date of birth (for any natural person), and other information that will allow us to identify you and your company. We may also ask to see your driver's license or other identifying documents about you and your company.*

Authorized Signature #1 - Sign this document here DocuSigned by: James Villa 51E93D333652456...

Authorized Signature #2 - Sign this document here ____________________

BUSINESS LOAN AND SECURITY AGREEMENT

This Business Loan and Security Agreement (this "Agreement") dated August 13, 2025 is between WebBank ("Lender") and the borrower listed below ("Borrower"). Important Information: PLEASE READ THESE PROVISIONS CAREFULLY. You should read this entire Agreement before signing it, but we want you to be aware of the following terms and conditions: (1) Section 5 describes the method of repayment, which includes weekly debits from your Designated Account (as defined below). (2) Section 18 gives you and us the right to require any dispute to be resolved through BINDING INDIVIDUAL ARBITRATION rather than in court. Individual arbitration means that neither you nor we can assert claims on behalf of a class or in a representative capacity. You can opt out of this provision without penalty for a limited time. (3) Section 5.4 requires you to pay certain fees and charges in addition to the Repayment Amount. These fees and charges include, but are not limited to, an Origination Fee, Late fees, dishonored payment fees and site visit fees. (4) Section 10.8 allows us to pull your credit reports in connection with this loan. (5) Section 20 restricts what you can do with our collateral for this loan. (6) Section 21 restricts your ability to seek certain types of additional financing before you have paid off your obligations to us. (7) Section 22 allows us to contact you in certain ways and to record our telephone calls with you. (8) WE MAY PAY A BROKER OR OTHER REFERRAL SOURCE COMPENSATION in connection with this Agreement.

1. **Parties.** In this Agreement, the words "you" and your" refer to Borrower. The words "we", "us" and "our" refer to Lender and its successors or assigns, including any "Assignee" as defined in Section 11. "Principal" refers to each one of Borrower's owners, shareholders, partners, members, principals, officers, directors and employees. "Signing Principal" refers to each Principal that has executed this Agreement or a Personal Guaranty of this Agreement.

2. **Effective Date; Term.** The term of this Agreement (the "Term") begins on the date we accept it by signing it or disbursing the Loan Amount, whichever is earlier (the "Effective Date"). We may accept this Agreement without signing it by disbursing the Loan Amount. You understand and agree that we are not required to disburse the Loan Amount until you have provided us with all documents and fully met all conditions required by this Agreement. If there is a delay in your receipt of the Loan Amount for these or any other reasons, you agree that there will be no adverse consequence to you or us. The Term ends after the final Weekly Payment set forth on the Business Loan and Security Agreement Supplement (the "Supplement") is made, unless we elect to extend the Term to collect unpaid fees and other unpaid charges under Section 5.4 below, in which case the Term shall end when we have collected the Repayment Amount and all other amounts due under this Agreement. In addition, if you pay us the Repayment Amount and all other amounts due under this Agreement early, and you have done everything else you are required to do under this Agreement, the Term will end and you will have no further obligations to us under this Agreement except as otherwise stated below.

3. **Loan Amount; Use of Loan Proceeds**. You represent to us and agree that the Loan Amount will be used only: (a) to buy merchandise, inventory or related goods you will rent or sell to customers of your business, (b) to buy equipment or other goods for use in your business, (c) for training or other services needed by your business, and/or (d) to make improvements to your business location (but not to buy real estate). **REGARDLESS OF ANYTHING ELSE STATED IN THIS AGREEMENT, YOU ACKNOWLEDGE AND AGREE THAT: (A) YOU WILL USE THE DISBURSEMENT AMOUNT (AND THE GOODS OR SERVICES YOU BUY WITH THE DISBURSEMENT AMOUNT) SOLELY FOR BUSINESS PURPOSES AND NOT FOR CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSES; (B) YOU WILL NOT USE THE DISBURSEMENT AMOUNT TO FUND DIVIDENDS OR DISTRIBUTIONS TO ANY OF YOUR SHAREHOLDERS, PARTNERS, MEMBERS OR ANY OTHER OWNER OF ANY EQUITY INTEREST IN YOUR BUSINESS; AND (C) THE LOAN DOCUMENTED BY THIS AGREEMENT IS NOT A "CONSUMER TRANSACTION" AS DEFINED IN THE UNIFORM COMMERCIAL CODE ("UCC").**

4. **Promise to Pay**. In exchange for us loaning you the Loan Amount, you unconditionally promise to pay us the Repayment Amount and all other amounts this Agreement requires you to pay. You agree to make payments to us in the manner stated in Section 5 of this Agreement. As part of your agreement to repay us without conditions, you waive (both as to the original loan and any renewal, extension, refinancing, modification or consolidation of the loan): (a) protest, demand and presentment; (b) notice of dishonor, protest or suit; (c) all other notices or requirements necessary to hold you liable; and (d) all rights of exemption under the constitution or laws of any state as to real or personal property. **YOU AGREE THAT YOUR OBLIGATIONS UNDER THIS AGREEMENT ARE ABSOLUTE AND UNCONDITIONAL, MAY NOT BE PREPAID EXCEPT AS SPECIFICALLY STATED IN SECTION 6, AND SHALL CONTINUE IN FULL FORCE AND EFFECT REGARDLESS OF ANY CIRCUMSTANCE WHATSOEVER, AND THAT SUCH OBLIGATIONS SHALL NOT BE AFFECTED BY ANY COUNTERCLAIM, SET-OFF, RECOUPMENT, OFFSET, DEFENSE OR OTHER ALLEGED RIGHT AGAINST US.**

5. **Method of Repayment**.

5.1 ***Payment through Weekly ACH Debits***. Except as set forth in Section 5.2, you shall pay us the Weekly Payment Amount (set forth on the Supplement) on each due date of each week (or if such day is not a Business Day, the immediately succeeding Business Day) by authorizing and allowing Lender to debit or otherwise withdraw the Weekly Payment Amount on each due date of each week from the account designated (the "Designated Account") on the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) attached hereto as Attachment I (the "Authorization Agreement"). Borrower: (a) authorizes Lender to deliver a copy of this Agreement to the bank identified on the Authorization Agreement (the "Bank") as evidence of Borrower's authorization, and (b) agrees that, except to the extent prohibited by applicable law, Borrower's authorizations to Lender may be revoked only with Lender's prior written consent.

5.2 ***Bank Holidays and Other Exceptions***. Lender will debit the Designated Account for Weekly Payment Amounts only on the due date on which the Bank is open and able to process ACH transactions. On the Business Day immediately following any due dates on which ACH transactions were not able to be processed for reasons other than an insufficient Designated Account balance, Lender will debit the Designated Account for an amount equal to the sum of the Weekly Payment Amount due on that due date.

5.3 ***Authorization to Access and Withdraw from Designated Account***. The terms of the Business Loan Agreement ACH Authorization are incorporated herein.

5.4 ***Fees***. In addition to the Repayment Amount, you agree to pay us the following fees and charges: (a) a one-time, non-refundable Origination Fee in the amount set forth in the Supplement; (b) a fee of $30 (or such lesser amount as permitted by law) for each returned, rejected or dishonored payment, ACH debit, or wire transfer withdrawal, it being understood that we have the right to receive such fee for each Business Day on which we or our designee attempted and were unable to debit or otherwise withdraw from your accounts the amount we were entitled to receive on such date; (c) the cost of any site visit that confirms a violation of this Agreement, not to exceed $500 for each visit; and (d) if we have not received from you all Weekly Payment Amounts as of the last day of each month, a late fee equal to 15% of the sum of all Weekly Payment Amounts due but unpaid as of that day (we may assess this late fee once each month until you have paid all of your obligations to us in full). Borrower hereby authorizes and requests Lender to withdraw the Origination Fee from the Designated Account on or after the Effective Date. **If any fees, charges or other amounts owed under this Agreement are due and unpaid following the last scheduled Weekly Payment, we may elect to extend the Term (without notice to you) and continue to withdraw the Weekly Payment Amount from the Designated Account each due date until all amounts due under this Agreement are paid in full.**

6. **Prepayment**. You agree that this Agreement may not be prepaid except as follows: At any time you are not in default, you may prepay this Agreement in whole on any Business Day by paying Lender the sum total of the Total Repayment Amount, any Returned Payment Fees, and any Late Fees, in each case as described in the Business Loan and Security Agreement Supplement less (i) the amount of any payments made prior to such prepayment and (ii) the product of (x) the percentage identified as the applicable Prepayment Discount Percentage in the Business Loan and

Security Agreement Supplement and (y) the aggregate amount of unpaid interest remaining on the Borrower's Agreement as of such date. Notwithstanding the foregoing, in the event Borrower is refinancing with another Lender, the prepayment option set forth in this section 6 is not applicable and the Agreement may not be prepaid

7. **Default; Remedies.**

7.1 ***Events of Default.*** Each of the following shall constitute an "Event of Default" under this Agreement: (a) Lender is unable to debit the Weekly Payment Amount from the Designated Account for two (2) consecutive due dates on which the Bank is open; (b) you fail to pay any amount you owe us under this Agreement (other than Weekly Payment Amounts) within 30 days after we request in writing that you do so; (c) you revoke or cancel any authorization for Lender to debit or otherwise withdraw from or access the Designated Account (but only to the extent that the prohibition on your revoking or canceling such authorization contained in this Agreement is not prohibited by applicable law) or you close the Designated Account with no prior written notice to us; (d) you fail to maintain insurance required by us; (e) any warranty, representation or statement made or furnished to us by you, any Signing Principal, or on your or any Signing Principal's behalf under this Agreement is or becomes false or misleading in any material respect; (f) this Agreement ceases to be in full force and effect at any time and for any reason (including failure to create a validly perfected security interest or Lien); (g) you: (i) legally dissolve, are adjudicated insolvent, bankrupt or cease to pay your debts as they mature, (ii) make a general assignment for the benefit of or enter into an arrangement with creditors, (iii) apply for or consent to the appointment of a receiver, trustee or liquidator of you or a substantial part of your property, (iv) take action to dissolve or terminate your legal existence, or authorize or file a voluntary petition in bankruptcy or under any similar law, consent to such a petition, or suffer such a petition or proceeding to be instituted against you which remains undismissed for a period of 60 days; or (v) if individual, die or become legally incompetent; (h) commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any of your creditors or by any governmental agency against any Collateral, including a garnishment of any of your accounts or deposit accounts; (i) you fail to perform or comply with any other term, provision, condition, or covenant contained in this Agreement or any other documentation related to this Agreement; **(j) you default under any other agreement with us, any Assignee or any affiliate of either us or any Assignee, or under any agreement with any third party material to your business or providing for the lease of real or personal property or the repayment of money borrowed (the "Additional Agreements")** (and you agree that any default shall constitute a default under the Additional Agreements entitling us or any Assignee or affiliate of us or any Assignee to exercise each and every right available under the Additional Agreements, including, but not limited to, the right to repossess any equipment or collateral that is the subject of the Additional Agreements); (k) we reasonably deem ourselves insecure with respect to your performance under the Agreement or in our rights with respect to the Collateral; and (l) any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of your obligations.

7.2 ***Remedies.*** Upon the occurrence of an Event of Default, we shall have the right, but not the obligation, to declare the unpaid balance of the Repayment Amount and all other amounts you owe us under this Agreement to be immediately due and payable. We may exercise all the rights and remedies of a secured creditor under the UCC. In addition, we may exercise any and all other rights and remedies available to us at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of our rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by us to pursue any remedy will not constitute a waiver of our rights to pursue other remedies. No forbearance or delay by us shall be deemed to waive any of our rights or remedies or create a course of dealing between or among the parties hereto. Any election by us to make expenditures or to take action to perform one or more of your obligations under this Agreement, after your failure to perform, shall not affect our right to declare an Event of Default and exercise our remedies.

8. **Additional Repayment Terms.**

8.1 ***Other Payment Methods.*** You may make payments to us in addition to Weekly Payment Amounts to satisfy your obligations under this Agreement. All such payments must be made in immediately available funds and U.S. Dollars paid by check, money order, wire transfer, ACH credit or any pay-by-phone or on-line service that we offer. Any payments sent by mail or overnight courier must be addressed to WebBank c/o Marlin Leasing Corporation dba PEAC Solutions, at the address set forth in Section 14, Attn: Accounts Receivable Department. You acknowledge and agree that payments sent to any other address may not be timely processed or credited. Any payments made under this Section shall not affect in any way your obligation to pay Weekly Payment Amounts. We may accept late, postdated or partial payments without losing any of our rights under this Agreement or otherwise. We have no obligation to hold postdated checks and may process any postdated check on the date we receive it without being liable to you for any damages or other claims you may assert, which you hereby expressly waive. You agree not to mark any partial payment "paid in full," "without recourse," "in full satisfaction" or with any similar language, and you agree that any such notations shall have no force or effect and that we will not lose any of our rights under this Agreement if we accept any such payments.

8.2 ***Application of Payments.*** Weekly Payment Amounts will be applied first to any Weekly Payment Amounts due, and then in the same manner as a payment other than a Weekly Payment Amount. If you make a payment other than a Weekly Payment Amount, we generally will apply it first to any items we have asked you to pay, then to any other fees you owe us, then to other amounts you owe us (such as for amounts we incur in performing your obligations pursuant to Section 12), and then to the balance of the Repayment Amount.

8.3 ***Indemnification; Limitation of Liability.*** You shall indemnify and hold each of us, and our respective officers, directors, affiliates, employees, agents, representatives, successors and assigns (the "Indemnified Parties") harmless from and against all losses, damages, claims, liabilities, obligations, penalties, suits, actions, controversies, or proceedings of any kind, imposed upon, incurred by, or asserted against any of the Indemnified Parties, in any way arising from, in connection with, relating to, or incident to your breach of this Agreement, including the payment of all costs and expenses of every kind for the enforcement of our rights and remedies, including reasonable attorneys' fees, costs of any trial, arbitration, appellate court proceeding, administrative proceeding, or any negotiations or consultations (the "Indemnified Amounts"). Such Indemnified Amounts will bear interest at the rate for prejudgment interest prevailing in your jurisdiction until paid. In no event will we be liable for any claims asserted by you under any theory of law, including any tort or contract theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which you hereby expressly waive.

9. **Grant of Security Interest.** Capitalized terms used in this Section without definition which are not defined elsewhere in this Agreement have the meanings defined in the UCC. For valuable consideration and to secure the prompt payment and performance in full of all of your, any Principal's or any of your affiliates' indebtedness, liabilities and obligations to us, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such indebtedness, liabilities and obligations relate to the loan described in this Agreement and whether or not contemplated by the parties hereto at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and including obligations to perform acts and refrain from taking action as well as obligations to pay money, including all principal, interest, other fees and expenses, you hereby grant to us a security interest in the following properties, assets and rights (the "Collateral"), wherever located, whether now owned or hereafter acquired or arising and howsoever your interest may arise or appear (whether by ownership, lease, security interest, claim, or otherwise); (a) any and all amounts owing to you now or in the future from any merchant processor; (b) all Accounts; (c) all Chattel Paper (including Tangible and Electronic); (d) all Instruments; (e) all Goods, including, without limitation, Equipment, motor vehicles, Inventory, Farm Products, Accessions, and As-Extracted Collateral; (f) all Documents; (g) all General Intangibles (including, without limitation, Payment Intangibles and software); (h) all Deposit Accounts; (i) all Letter of Credit Rights; (j) all Investment Property; (k) all Supporting Obligations; (l) all trademarks, trade names, service marks, logos, and all registrations,

recordings and applications with the U.S. Patent and Trademark Office ("USPTO") and all renewals, reissues and extensions thereof (collectively "IP"); (m) any records and data relating to any of the above; and (n) any and all proceeds of any of the above, including insurance proceeds or other proceeds from the sale, destruction, loss, or other disposition of any of the above, and sums due from a third party who has damaged or destroyed any of the above or from that party's insurer, whether due to judgment, settlement or other process. You irrevocably authorize us and our designees at any time and periodically to file: (i) in any filing office in any jurisdiction any initial financing statements and amendments that indicate the Collateral as all of your assets or words of similar effect, regardless of whether such description is greater in scope than the collateral pledged to us; and (ii) such recordations with the USPTO we deem necessary or desirable to evidence the security interest in IP described above.

10. **Representations, Warranties and Covenants**. You and each Signing Principal represent, warrant and covenant the following as of the Effective Date and during the Term of this Agreement:

10.1 ***Your Business and Operations***. You shall:(a) not materially change the nature of your business from the type originally disclosed to us in connection with this Agreement; and (b) not sell or otherwise transfer your business without: (i) our express prior written consent and (ii) the assumption by transferee of all of your obligations under this Agreement using documentation reasonably satisfactory to us.

10.2 ***Name, Location, Authority, Etc***. (a) You are and shall remain duly organized, licensed, validly existing and in good standing under the laws of your state or jurisdiction of organization and are and shall remain duly qualified, licensed and in good standing in each and every other state and jurisdiction in which the failure to do so could have a material adverse effect on your financial condition, business or operations; (b) your exact legal name set forth on the Supplement, is true and correct and you do not and shall not conduct your business under any other name; (c) you shall not change your place of business, your legal name, entity type or state or jurisdiction of organization, unless you have provided us with at least 60 days' prior written notice and you, at your sole cost and expense, provide such documents, agreements and information we request and take such other actions as we deem necessary or desirable to protect our interests in the Agreement and in the Collateral; (d) you are authorized and permitted, by law, your organizational documents, contracts to which you or any Signing Principal is a party and otherwise, to execute, deliver and perform this Agreement and all related documents; (e) all of your organizational and formation documents and all amendments thereto have been duly filed and are in proper order and any capital stock, membership interests or other ownership interest issued by you and outstanding was and is properly issued and all of your books and records are accurate and up to date and will be so maintained; (f) you are and will continue to be in compliance with your organizational and formation documents, all contractual requirements by which you may be bound, and all applicable federal, state and local laws, statutes, regulations, ordinances and rules pertaining to the conduct of your business, including without limitation the regulations of card associations and payment networks; (g) there is no action, suit, proceeding or investigation pending or, to your knowledge, threatened against or affecting you or any of your assets before or by any court or other governmental authority which, if determined adversely to you, would have a material adverse effect on your financial condition, business or prospects or the value of the Collateral; and (h) you possess and are in compliance with all permits, licenses, approvals, registrations and other authorizations necessary to own, operate and/or lease your properties and conduct your business.

10.3 ***Insurance***. You shall maintain insurance in such amounts and against such risks as are consistent with past practice and shall show proof of such insurance upon our request. You shall promptly notify us of any loss or damage to the Collateral.

10.4 ***Business Information; Reliance; Compliance***. All information provided by or on your or any Signing Principal's behalf to us in connection with this Agreement is true, accurate and complete in all respects. You and each Signing Principal shall furnish us such information as we may request from time to time. You acknowledge and agree that all information provided by or on behalf of you and/or any Signing Principal has been relied upon by us in connection with our decision to loan you the Loan Amount.

10.5 ***Solvency***. You do not presently intend to close or cease operating your business, in whole or in part, temporarily or permanently. You currently are solvent and are not contemplating any insolvency or bankruptcy proceeding. During the four months preceding the date of this Agreement, neither you nor any Principal has discussed with or among your management, with counsel, or with any other advisor or creditor, any potential insolvency, bankruptcy, receivership, or assignment for the benefit of your creditors and no such action or proceeding has been filed or is pending. Other than as disclosed to us in a writing attached to this Agreement, no eviction or foreclosure is pending or threatened against you.

10.6 ***Confidentiality***. You and each Signing Principal understand and agree that the terms and conditions of the products and services we offer, including this Agreement and any other documentation provided by us ("Confidential Information") are our proprietary and confidential information. Accordingly, unless disclosure is required by applicable law or court order, you and each Signing Principal shall not disclose (and you and each Signing Principal shall cause each Principal not to disclose) Confidential Information to any person other than your attorneys, accountants, financial advisors or employees who need to know such information for the purpose of advising you ("Advisors"), provided that such Advisors use such information solely to advise you and first agree in writing to keep such information confidential.

10.7 ***Credit Reports and Information Sharing***. YOU AND EACH SIGNING PRINCIPAL HEREBY AUTHORIZE US, OUR AGENTS AND REPRESENTATIVES, SERVICERS AND SUBSEQUENT SERVICERS, AND ANY CREDIT REPORTING AGENCY ENGAGED BY ANY OF THE FOREGOING, TO (A) INVESTIGATE ANY REFERENCES GIVEN OR ANY OTHER STATEMENTS OR DATA OBTAINED FROM OR ABOUT YOU OR SIGNING PRINCIPALS FOR THE PURPOSE OF THIS AGREEMENT, AND (B) OBTAIN YOUR AND EACH SIGNING PRINCIPAL'S BUSINESS AND PERSONAL CREDIT BUREAU REPORTS FROM TIME TO TIME, (i) at any time now or for so long as you or any Signing Principal(s) continue to have any obligation to us as a consequence of this Agreement, or (ii) at any time in order for us to determine your eligibility for a financial product offered by us. We may report our transaction and experiences with you and/or any Signing Principal to credit bureaus and our affiliates. Our affiliates may only use such information regarding you or a Signing Principal in connection with this Agreement or when they are considering whether to offer financial or other products or services requested by you or the Signing Principal, respectively. You and each Signing Principal hereby waive to the maximum extent permitted by law any claim for damages against us and our affiliates, agents, employees and representatives relating to any investigation undertaken by or on your behalf as permitted by this Agreement or disclosure of information as permitted by this Agreement. You also agree that we may release any such information if we believe it is required to comply with any governmental or legal process, whether or not such release is actually required, or when it is necessary or desirable in connection with a transaction or investigating a potential loss. If you or any Signing Principal fails to satisfy the terms of your respective credit obligations, we may submit a negative credit report to a credit reporting agency that adversely effects the credit score or record of you and/or the Signing Principals.

10.8 ***D/B/As***. You and each Signing Principal hereby acknowledge and agree that we may use "doing business as" or "d/b/a" names in connection with various matters relating to the transactions between you and us, including the filing of UCC-1 financing statements and other notices or filings.

10.9 ***Collection Costs and Fees***. To the extent not prohibited by applicable law, you shall pay to us any and all expenses, including collection costs, attorneys' fees, expert fees, and all other expenses which may be incurred by us in the prosecution, defense, settlement and/or other resolution of any claim, demand, action or proceeding arising out of or relating to this Agreement, the Collateral or any of our related rights or interests, regardless of whether you are a party to that action or proceeding or made aware of the claim or demand before it is resolved. Without limiting the generality of the foregoing, the expenses you shall pay to us include counsel fees and expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by

us for the purpose of administering, protecting or realizing our security under this Agreement. All amounts described in this Section shall be considered advances to protect our security, and shall be secured by this Agreement.

11. **Assignment**. Without our prior written consent, you shall not: (a) pledge, cancel, revoke or assign this Agreement or your rights under the Agreement; (b) allow any lien to exist on any Collateral, or (c) sell, transfer or assign any Collateral to a third party; provided, however, you may sell Collateral in arms-length transactions in your normal course of business. Any prohibited assignment shall be void. No consent to an assignment by us shall release you from your obligations under the Agreement. We may assign, mortgage, pledge or otherwise transfer or delegate this Agreement or any of our rights or obligations under this Agreement to any party (each, an "Assignee") without notifying you or obtaining your consent, including without limitation our granting a security interest in any and all of our rights and interests pursuant to this Agreement. This may include our rights and interests in and to the Weekly Payment Amounts and the Repayment Amount, and include parties from whom we may obtain financing (any such Assignee, a "Secured Party"), and you agree that any such Secured Party is entitled, to the extent of the applicable assignment or other agreement between us and such Secured Party, to enforce any and all of our rights, remedies and interests under this Agreement. Any Secured Party shall have all of our rights, but no liability for any of our obligations, under this Agreement, and you agree that you will not assert against any Secured Party any defense, counterclaim, set-off, recoupment, offset or other alleged right that you may have against us. Upon and following receipt of written notification by an Assignee to you, you are authorized and directed to remit any and all amounts then or later payable by you under this Agreement directly to such Assignee. As between you and any such Assignee, any remittance sent to us following such receipt shall not constitute payment unless and until such payment is actually received by such Assignee.

12. **Right to Perform; Further Assurances**. If you fail to carry any insurance or render any other performance required by this Agreement, we may, at our sole option and without obligation, do so and you will reimburse us together with interest from the date of the expense to the date of reimbursement at the rate for prejudgment interest prevailing in your jurisdiction. You hereby appoint us as your true and lawful attorney and agent to, in your name, execute, file, communicate, record and deliver any documents we deem appropriate to protect our interest in this Agreement or any Collateral or the proceeds thereof. This power, being coupled with an interest, shall be irrevocable until all your obligations have been indefeasibly and fully paid and performed. **YOU ACKNOWLEDGE THAT THE FEES WE CHARGE FOR LATE PAYMENTS, DOCUMENTATION, ORIGINATION, ADMINISTRATION, TAX COMPLIANCE, INSURANCE OR ANY OTHER MATTER ASSOCIATED WITH THIS AGREEMENT MAY REPRESENT PROFIT TO US IN WHOLE OR IN PART AND MAY NOT BE MERELY A REIMBURSEMENT FOR ACTUAL COSTS.** You agree to execute and deliver any additional writings and take any other actions we reasonably request to evidence or effect your consent and obligations under this Agreement.

13. **Usury Savings Clause**. It is the intention of parties hereto to comply strictly with applicable usury laws and, accordingly, in no event shall we ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate of interest, which we may lawfully charge under applicable law (the "Maximum Rate"). In the event that we ever receive, collect, or apply as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal balance owed; and if said principal balance, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to you, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which we may lawfully charge under applicable law, the parties hereto shall, to the maximum extent permitted under applicable law, characterize any non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between the parties hereto, that operates to obligate or compel you to pay interest in excess of the Maximum Rate shall be construed to require payment of the Maximum Rate only. The provisions of this Section shall prevail over any other provision herein or in any other agreement between the parties hereto that is in conflict with the provisions of this Section.

14. **Notices**. Any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail, return receipt requested, by a nationally recognized express courier service (such as FedEx) or personally served, and shall be deemed to be duly given when postmarked by the United States Post Office, when deposited with a nationally recognized express courier service or when personally served. Each such notice to Borrower shall be at the mailing address (or location address for delivery by courier or personal service if the mailing address is a Post Office box) set forth below (or to any other address as may be specified by you by a notice given to us):

Attention:

and any such notice to Lender shall be at the address set forth below (or to any other address as may be specified by us by a notice given to you): **WebBank c/o Marlin Leasing Corporation dba PEAC Solutions, 300 Fellowship Road, Mount Laurel, New Jersey 08054, Attention: Loan Operations.** Notwithstanding the foregoing, any notice, request or demand which you make pursuant to any statutory rights granted to debtors under Article 9 of the UCC shall only be effective upon receipt of a copy of said notice, request or demand by us at the address set forth above with the following caption "Attention; Manager-UCC Notice."

15. **GOVERNING LAW; JURISDICTION. THIS AGREEMENT AND ALL TRANSACTIONS IT CONTEMPLATES, INCLUDING ALL ISSUES CONCERNING THE VALIDITY OF THIS AGREEMENT AND ANY TRANSACTIONS IT CONTEMPLATES, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF US, YOU AND EACH SIGNING PRINCIPAL SHALL BE GOVERNED BY AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW APPLICABLE TO A FDIC-INSURED INSTITUTION AND, TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE LAW OF THE STATE OF UTAH , WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.** Without limiting the generality of the foregoing, you, the Signing Principals and we agree that federal and Utah law shall govern the entire relationship between and among all parties hereto, including without limitation, all issues or claims arising out of relating to, in connection with, or incident to this Agreement and any transactions it contemplates, whether such claims are based in tort, contract, or arise under statute or in equity, including without limitation the law with respect to applicable statutes of limitations, laches, or similar time-based defenses. Subject to each party's right to elect arbitration under Section 18 below, you and the Signing Principals further irrevocably and unconditionally consent and submit to the jurisdiction of any state or federal court located in Utah to resolve any suit, action, controversy, or proceeding of any kind (whether in contract, tort, statute, equity or otherwise) between or among any of the parties hereto, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and the Signing Principals hereby agree that any of the above-named courts shall be a convenient forum for any such suit, action, controversy, or proceeding of any kind between or among the parties hereto, arising out of, related to, in connection with, or incident to this Agreement or any of the transactions it contemplates. You and the Signing Principals waive, to the fullest extent permitted by law, (a) any objection that you or Signing Principals may now or later have to the laying of venue of any suit, action, controversy, or proceeding arising out of, relating to, in connection with, or incident to this Agreement or any of the transactions it contemplates in any of the above-named courts, (b) any objection to personal jurisdiction applying in any such court, and (c) any claim that any such suit, action, controversy or proceeding brought in any such court has been brought in an inconvenient forum. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT IS MADE AND PERFORMED IN UTAH. You and Signing Principals understand and agree that: (i) we maintain an office in Utah where we accepted this Agreement; and (ii) the loan is made in Utah.

16. **Fax Signatures; Counterparts**. You and Signing Principals agree that your faxed, scanned or other electronic signatures will be considered as good as your original signature and admissible in court as conclusive evidence. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

17. **Interpretation; Miscellaneous**. This Agreement shall only be valid when accepted by us. Except as otherwise stated in Section 18, the provisions of this Agreement shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (subject nevertheless to restrictions provided in Section 11). This Agreement, together with the other agreements and instruments mentioned herein or executed by you contemporaneously herewith, constitutes the entire agreement of the parties hereto and we shall not be charged with any agreement or representation not contained in a writing executed by us as provided herein. Absent manifest error, our records shall be conclusive evidence with respect to the matters governed by this Agreement (including the total amount of Weekly Payment Amounts and other amounts paid to us) but the failure to record any such amount in such records or otherwise shall not limit or affect your obligations or our rights under this Agreement. Any exhibits or attachments annexed hereto are incorporated therein and made a part thereof as if contained in the body of this Agreement. This Agreement has been drafted by our counsel as a convenience to the parties hereto only and shall not, by reason of such action, be construed against us or any other party.

18. **Arbitration Agreement**. You or we each may elect to resolve any and all claims and disputes relating in any way to this Agreement or our dealings with one another ("Claims"), except for Claims concerning the validity, scope or enforceability of this Arbitration Agreement, through **BINDING INDIVIDUAL ARBITRATION**. This Arbitration Agreement is made with respect to transactions involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the "FAA"), and not by state law. **SIGNING PRINCIPALS AGREE THAT SECTION 18 (INCLUDING SECTIONS 18.1 – 18.6) SHALL APPLY TO THEM IN THE SAME MANNER AS BORROWER.**

18.1 ***Individual Arbitration***. If either of us elects to resolve a dispute by arbitration, this means that neither you nor we will be able to have the dispute settled by a court or jury trial or to participate in a class action or class arbitration. Other rights that you and we would have if you or we went to court will not be available or will be more limited in arbitration, including your and our right to appeal. YOU AND WE BOTH UNDERSTAND AND AGREE THAT BY ALLOWING EACH OTHER TO ELECT TO RESOLVE ANY DISPUTE THROUGH INDIVIDUAL ARBITRATION, **WE ARE EACH WAIVING THE RIGHT TO A JURY TRIAL OR A TRIAL BEFORE A JUDGE IN A PUBLIC COURT**. IF EITHER YOU OR WE ELECT TO RESOLVE A DISPUTE BY ARBITRATION, THAT DISPUTE SHALL BE ARBITRATED ON AN INDIVIDUAL BASIS. **NEITHER YOU NOR WE MAY BRING A CLAIM UNDER THIS PROVISION AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE CAPACITY**. THE ARBITRATOR(S) MAY NOT CONSOLIDATE MORE THAN ONE PARTY'S CLAIMS (except Claims by or against you and Principals with respect to a single Agreement or series of Agreements involving the same parties) AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING.

18.2 ***Arbitration Rules***. Arbitration of any dispute under this Arbitration Agreement shall be administered by the American Arbitration Association ("AAA") pursuant to the Commercial Arbitration Rules and Mediation Procedures of AAA in effect at the time the arbitration is initiated. You may contact AAA to obtain information about arbitration, arbitration procedures and fees by calling 800-778-7879 or visiting www.adr.org. If AAA is unable or unwilling to administer the arbitration of a dispute, then a dispute may be referred to any other arbitration organization mutually agreed upon in writing by you and us or to an arbitration organization or arbitrator appointed pursuant to section 5 of the FAA and the commercial arbitration rules and procedures of such other organization shall be applicable to such arbitration. The arbitrator shall apply applicable substantive law consistent with the FAA and applicable statutes of limitations and shall be authorized to award any relief that would have been available in court, including awarding costs and fees to the prevailing party, provided that the arbitrator's authority to resolve claims and make awards is limited to you and us alone except as otherwise specifically stated herein. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration. The decision by the arbitrator shall be final and binding. You and we agree that this Arbitration Agreement extends to any other parties involved in any Claims, including but not limited to your Principals and our employees, affiliated companies and vendors. In the event of any conflict between this Arbitration Agreement and the AAA arbitration rules or the rules of any other arbitration organization or arbitrator, this Arbitration Agreement shall govern. The parties agree that the place of any arbitration pursuant to this Arbitration Agreement shall exclusively be Salt Lake City, Utah.

18.3 ***Arbitration Fees and Costs***. You and we shall each pay its respective arbitration costs, fees and expenses as required pursuant to the applicable arbitration rules and procedures, including without limitation the party filing any Claims shall be responsible for payment of any initial arbitration filing fees, costs or expenses. Without limiting the foregoing, to the extent allowed under the applicable arbitration rules and procedures and/or applicable law, the prevailing party in any arbitration or dispute under or in connection with this Arbitration Agreement shall be entitled to recover all fees, expenses and costs arising from or relating to such proceeding, including without limitation reasonable attorneys' fees incurred by such party in connection with any such proceeding or dispute.

18.4 ***Exceptions***. Notwithstanding any other provision of this Agreement, you or we may seek relief in a small claims court for Claims within the jurisdiction of that court. In addition, you and we agree that this Arbitration Agreement does not stop you or us from exercising any lawful rights to seek provisional remedies or self-help. You and we agree that we each may seek provisional remedies in court or self-help remedies out of court without waiving the right to arbitrate. Notwithstanding any other provision of this Agreement, if the foregoing prohibition against consolidated, class and/or representative arbitration is determined to be invalid or unenforceable, then this entire Arbitration Agreement shall not apply. If any portion of this Arbitration Agreement other than the prohibition on consolidated, class and representative arbitration is deemed invalid or unenforceable, it shall not invalidate the remaining portions of this Arbitration Agreement.

18.5 ***Arbitration Agreement Is Optional***. YOU HAVE THE RIGHT TO REJECT THIS ARBITRATION AGREEMENT, BUT YOU MUST EXERCISE THIS RIGHT PROMPTLY. If you do not wish to be bound by this agreement to arbitrate, you must notify us in writing within sixty (60) days after the Effective Date. You must send your request to our address stated in Section 14. The request must include your full name, address, account number, and the statement "I reject the Arbitration Agreement contained in my Business Loan Agreement." If you exercise your right to reject arbitration, the other terms of this Agreement shall remain in full force and effect as if you had not rejected arbitration.

18.6 ***Cure Provision***. You and we intend for both of us to have the right to arbitrate disputes on an individual basis as set forth above. In the event that a court finds any reason to invalidate or refuse to enforce this Arbitration Agreement, the party aggrieved by that decision shall have the right to take unilateral action to eliminate the basis for the court's decision, such as by waiving any right or remedy it has under this Agreement or agreeing to additional fee or cost shifting. This cure right may be exercised during briefing of a motion to compel arbitration, during oral argument, or in a renewed motion to compel arbitration. If a renewed motion is filed, you and we agree that the exercise of cure rights shall constitute new facts permitting such a renewed motion.

19. **Survival**. The Personal Guaranty and Sections: 7.1, 7.2, 8.3, 10.6, 10.7, 10.10, 11, 13, 14, 15, 16, 17, 18 (including Sections 18.1 – 18.6), 19 and 22 shall survive the expiration or termination of this Agreement for any reason and/or the relationship between us, any bankruptcy by you or us and any transfer by us of our rights under this Agreement.

20. **Transactions Involving Collateral**. You represent, warrant and agree that: (a) you shall not sell, offer to sell, or otherwise transfer or dispose of any Collateral, except for inventory sold or accounts collected in the ordinary course of your business, unless we otherwise agree in writing; (b) no one else has any interest in

or claim against the Collateral that you have not disclosed to us in writing prior to the Effective Date; (c) you shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any security interests, liens, claims, charges, restrictions, conditions, options, rights, mortgages, equities, pledges and encumbrances of any kind or nature whatsoever (collectively, "Liens") other than the security interest granted to us herein; and (d) you have, and at all times will have, good, complete and marketable title to all Collateral, free and clear of any and all Liens or any other rights or interests that may be inconsistent with the transactions contemplated with us under this Agreement, or adverse to our interests. You shall, at your sole cost and expense, defend our rights in the Collateral against the claims and demands of all other persons. All proceeds from any unauthorized disposition of the Collateral shall be held in trust for us, shall not be commingled with any other funds and shall be immediately delivered to us; provided, however that this requirement does not constitute our consent to any such disposition.

21. **Prohibited Transactions.** You shall not enter into any arrangement, agreement or commitment with any person or entity other than us (a) that involves the direct or indirect pledge or sale of any portion of payments by your customers with credit cards, debit cards, charge cards, bank cards and/or other payment cards ("Card Receivables"), whether in the form of a purchase of, a loan against, or the sale or purchase of credits against, Card Receivables; or (b) that requires or contemplates that you will make regular payments more frequently than monthly. You agree that financing statements we file to protect our interests in the Collateral and under this Agreement may contain a statement that you are prohibited from transferring Card Receivables or other Collateral to any person or entity other than us, granting any security interest in Card Receivables or other Collateral to any person or entity other than us, or entering into any financing arrangement requiring or contemplating regular payments more frequently than monthly, until you have fulfilled all of your obligations to us.

22. **Monitoring, Recording and Solicitations.** (a) **Authorization to Contact You by Phone**. You and each Signing Principal authorize us, and our affiliates, agents and independent contractors (including servicers and subsequent servicers), to contact you and each Signing Principal at any telephone number you or any Signing Principal provide to us or from which you or any Signing Principal places a call to us, or any telephone number where we believe we may reach you or any Signing Principal, using any means of communication, including, but not limited to, calls or text messages to mobile, cellular, wireless or similar devices and calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if you or a Signing Principal incurs charges for receiving such communications. (b) **Authorization to Contact You by Other Means.** You and each Signing Principal also agree that we and our affiliates, agents and independent contractors (including servicers and subsequent servicers) may use any other medium, as permitted by law and including, but not limited to, mail, e-mail and facsimile, to contact you and each Signing Principal. You and each Signing Principal expressly consent to receive notices and transact business by electronic means. (c) **Rights To Opt-Out Or Make Changes**. You and each Signing Principal are not required to agree to Sections 22(a) or 22(b) in order to obtain the loan documented by this Agreement, if you or any Signing Principal wishes to opt out of Section 22(a) and/or 22(b), or if you or any Signing Principal wants to change how we contact you, including with respect to any telephone number that we might use, please call us at (888) 479-9100 or write to us at WebBank c/o Marlin Leasing Corporation dba PEAC Solutions, c/o Marketing Dept., 300 Fellowship Road, Mount Laurel, New Jersey 08054. (d) **Authorization to Record Calls**. You and each Signing Principal agree that we and our affiliates, agents and independent contractors (including servicers and subsequent servicers) may listen to or record telephone calls between you or any Signing Principal and our representatives without additional notice to you or any Signing Principal.

23. Arbitration Notice. *THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION IN SECTION 18 (INCLUDING SECTIONS 18.1 – 18.6). THE ARBITRATION AGREEMENT AFFECTS YOUR LEGAL RIGHTS. READ IT CAREFULLY BEFORE SIGNING.*

Borrower Signature. I have read this entire Agreement, including the Arbitration Agreement in Section 18, and received a copy for my records. I understand that I have the right to consult with an attorney before signing this Agreement if I choose to do so. I am able to read and understand the English language. By signing below, on behalf of Borrower and in my individual capacity as a Signing Principal, I agree to all of the terms of this Agreement, including the Arbitration Agreement and the other Important Information summarized in the Supplement and at the top of Page 2, and offer to enter into the transaction it describes.

BUSINESS LEGAL NAME *(TYPE OR PRINT)* INFINITE GROUP, INC.	
AUTHORIZED SIGNATURE DocuSigned by: James Villa	AUTHORIZED SIGNATURE 2 *(IF APPLICABLE)*
NAME *(TYPE OR PRINT)* James Villa	NAME 2 *(IF APPLICABLE, TYPE OR PRINT)*
TITLE *(TYPE OR PRINT)* CEO	TITLE *(IF APPLICABLE, TYPE OR PRINT)*

Personal Guaranty - THIS GUARANTY CREATES SPECIFIC LEGAL OBLIGATIONS. READ IT CAREFULLY BEFORE SIGNING. *I hereby personally and unconditionally guaranty for the benefit of WebBank and its successors and assigns (**"Lender"**) the prompt payment to Lender of all amounts owed by the Borrower referenced above (**"Borrower"**) under the above Agreement. This is a guaranty of payment and performance and not a guaranty of collection. This is an absolute, unconditional, primary and continuing obligation and will remain in full force and effect until all amounts owed to Lender pursuant to the Agreement are satisfied in full. I agree to be bound by all of the terms and conditions contained in the Agreement and applicable to the Signing Principals. I further agree that Lender may extend, transfer and amend the Agreement and I agree to be bound by all such changes. I waive all defenses, legal or equitable, otherwise available to me, and I waive all notices to which I might otherwise be entitled by law, including notices of protest, presentment, transfer, demand and default. I agree Lender may proceed against me separately without first proceeding against Borrower, any collateral or any other Guarantor. This Guaranty will not be discharged or affected by my death and will bind my heirs and personal representatives. If more than one Guarantor executes this Guaranty, the Guarantors' liability shall be joint and several. I hereby authorize Lender, its agents and representatives (including servicers and subsequent servicers) and any credit reporting agency engaged by Lender, to (a) investigate any references given or any other statements or data obtained from or about me for purposes of this guaranty, the Agreement, and any associated documentation, and (b) pull consumer and/or commercial credit reports at any time now and for so long as Borrower or I may have any obligation to Lender as a consequence of this Guaranty or the Agreement, including for Lender's collection processes and its credit evaluations, including to determine Borrower's or my eligibility to enter into the Agreement or any future agreement with Lender. I hereby expressly consent to receive notices and transact business by electronic means.*

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY, THE AGREEMENT AND ALL ASSOCIATED DOCUMENTATION SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH FEDERAL LAW APPLICABLE TO A FDIC-INSURED INSTITUTION AND, TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE LAW OF UTAH, APPLIED WITHOUT GIVING EFFECT TO CONFLICT-OF-LAWS PRINCIPLES.

I ACKNOWLEDGE AND AGREE THAT THIS GUARANTY IS GOVERNED BY THE ARBITRATION AGREEMENT SET FORTH ABOVE IN SECTION 18 (INCLUDING SECTIONS 18.1 – 18.6). WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF, RELATED TO, IN CONNECTION WITH OR INCIDENT TO THIS GUARANTY, THE AGREEMENT, OR ANY ASSOCIATED DOCUMENTATION, I WAIVE MY RIGHT TO A JURY AND AGREE TO ARBITRATE ANY CLAIMS ON AN INDIVIDUAL BASIS AS SET FORTH IN THE ARBITRATION AGREEMENT ABOVE.

Guarantor Signatures

GUARANTOR SIGNATURE	NAME *(IF APPLICABLE, TYPE OR PRINT)*
DocuSigned by: James Villa	James Villa
GUARANTOR SIGNATURE 2 *(IF APPLICABLE)*	NAME 2 *(IF APPLICABLE, TYPE OR PRINT)*
GUARANTOR SIGNATURE 3 *(IF APPLICABLE)*	NAME 3 *(IF APPLICABLE, TYPE OR PRINT)*

For Lender's Use Only. This Agreement has been received and accepted by the Lender after being signed by Borrower and Guarantor(s).

RECEIVED BY *(TYPE OR PRINT NAME)* DocuSigned by: D Smith
TITLE 30B6BE923AB44A5...

South Dakota Disclosure: If there are any improprieties in the servicing of this loan, please contact the SD Division of Banking: South Dakota Division of Banking 1714 Lincoln Ave, Suite 2 Pierre, SD 57501 (605) 773-3421.